Exhibit 99.1


                               Continuation Sheet
                               ------------------


(1) The stockholders are Warburg, Pincus Equity Partners, L.P., a Delaware limited partnership, including two affiliated partnerships ("WPEP"), Warburg, Pincus Ventures International, L.P., a Bermuda limited partnership ("WPVI") and Warburg, Pincus Ventures, L.P., a Delaware limited partnership ("WPV"). Warburg Pincus Partners LLC, a New York limited liability company ("WP Partners"), is the sole general partner of each of WPEP, WPVI and WPV. Warburg Pincus & Co., a New York general partnership ("WP") is the managing member of WP Partners. Warburg Pincus LLC, a New York limited liability company ("WP LLC," and together with WPEP, WPVI, WPV, WP Partners and WP, the "Warburg Pincus Entities") manages each of WPEP, WPVI and WPV. By reason of the provisions of Rule 16a-1 of the Securities Exchange Act of 1934, as amended, the Warburg Pincus Entities may be deemed to be the beneficial owners of the shares of Common Stock (the "Shares"). Each of the Warburg Pincus Entities disclaims beneficial ownership of any of the Shares owned of record by any other Warburg Pincus Entity, except to the extent of any indirect pecuniary interest therein. The address of each Warburg Pincus Entity is 466 Lexington Avenue, New York, NY 10017.

(2) On November 21, 2005, WPV distributed an aggregate of 384,178 shares of Common Stock to its partners.

(3)  Price not applicable.

                          WARBURG, PINCUS EQUITY PARTNERS, L.P.

                          By:  Warburg Pincus Partners LLC, as General Partner

                          By:  Warburg Pincus & Co., its Managing Member

                          By:  /s/ Scott A. Arenare                11/22/05
                              --------------------------------     -------------
                               Name:  Scott A. Arenare             Date
                               Title: Partner


                          WARBURG, PINCUS VENTURES INTERNATIONAL, L.P.

                          By:  Warburg Pincus Partners LLC, as General Partner

                          By:  Warburg Pincus & Co., its Managing Member

                          By:  /s/ Scott A. Arenare                11/22/05
                              --------------------------------     -------------
                               Name:  Scott A. Arenare             Date
                               Title: Partner


                          WARBURG, PINCUS VENTURES L.P.

                          By:  Warburg Pincus Partners LLC, as General Partner

                          By:  Warburg Pincus & Co., its Managing Member

                          By:  /s/ Scott A. Arenare                11/22/05
                              --------------------------------     -------------
                               Name:  Scott A. Arenare             Date
                               Title: Partner


                          WARBURG PINCUS PARTNERS LLC

                          By:  Warburg Pincus & Co., its Managing Member

                          By:  /s/ Scott A. Arenare                11/22/05
                              --------------------------------     -------------
                               Name:  Scott A. Arenare             Date
                               Title: Partner


                          WARBURG PINCUS LLC

                          By:  /s/ Scott A. Arenare                11/22/05
                              --------------------------------     -------------
                               Name:  Scott A. Arenare             Date
                               Title: Managing Director